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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):      January 11, 1999
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                           THE LEARNING COMPANY, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         1-12375                                          94-2562108
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(Commission File Number)                       (IRS Employer Identification No.)


One Athenaeum Street, Cambridge, Massachusetts                     02142
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   (Address of Principal Executive Offices)                      (Zip Code)


                                 (617) 494-1200
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               Registrant's Telephone Number, Including Area Code


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  OTHER EVENTS.

     This Current Report on Form 8-K is being filed by The Learning Company, Inc., a Delaware corporation ("TLC" or the "Company"), to identify certain factors which may affect future operating results of the Company. These factors have been written in plain English to comply with Securities Act Release No. 33-7497 (January 28, 1998). Certain information contained in filings made by TLC with the Securities and Exchange Commission may include "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain risks and uncertainties, including without limitation those discussed below under the heading "Factors Affecting Future Operating Results," as well as other factors identified from time to time may cause TLC's actual results to differ materially from these projected. TLC assumes no obligation to update these forward-looking statements.

FACTORS AFFECTING FUTURE OPERATING RESULTS

     ADVERSE EFFECTS OF COMPETITION

     The consumer software industry is highly competitive and is characterized by rapid changes in technology and customer requirements. TLC competes for retail shelf space and general consumer awareness with a number of companies that market consumer software. TLC encounters competition from both established companies, including the largest companies in the industry, and new companies that may develop comparable or superior products. A number of TLC's competitors and potential competitors have significantly greater financial and marketing resources and brand recognition than TLC. Rapid changes in technology, product obsolescence and advances in computer software and hardware require TLC to develop or acquire new products and to enhance its existing products on a timely basis. TLC's marketplace has recently experienced a higher emphasis on online and Internet related services and content designed for online and Internet delivery. If demand increases for online products and content, the demand for TLC's existing products may change. TLC may not be able to compete successfully with current and future competitors.

     Competitive pressures in the software industry have resulted, and TLC believes may continue to result, in pressure to reduce the prices of its products or risk loss of market share. In response to competitive pressures in 1997 and 1998, TLC reduced the retail selling price of certain of its educational products. TLC may further reduce its prices in the future which could reduce TLC's revenues and operating margins. During 1997, TLC and many of its competitors began using rebate coupons in order to induce consumers to purchase their products. In addition, TLC uses or has used various forms of print and television advertising to enhance brand and product awareness. The use of these methods of marketing and advertising is becoming more prevalent among the larger consumer software publishers. If TLC fails to match competitors' future


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marketing and advertising programs, it could risk loss of market share and corresponding revenues and operating profits.

     Large companies with well-known brand name products in the motion picture and media industries, sophisticated product marketing and technical abilities and/or financial resources that may not need to realize an immediate profit or return on investment have increasingly entered or announced their intention to enter the consumer software market. These companies include Microsoft Corporation, The Walt Disney Company, Mattel, Inc., Hasbro, Inc., IBM Corporation and Cendant Corporation/Havas S.A. For example, technology companies have begun to acquire greater access to companies with content-rich products and content-oriented companies have begun to acquire greater technological capabilities. To the extent that competitors achieve a performance, price or distribution advantage, TLC's results of operations could be adversely affected. Furthermore, increased consolidation of the consumer software market may impact future growth potential and performance.

     ADVERSE EFFECTS OF COMPETITION FOR DISTRIBUTION CHANNELS

     The Company faces intense competition for high quality and adequate levels of shelf space and promotional support from retailers. As the number of consumer software products increases, this competition for shelf space may also increase. TLC also competes for shelf space against publishers of computer games. To the extent that these vendors acquire greater shelf space, TLC's access to shelf space may be reduced. Mass merchants such as Wal-Mart and Kmart are increasingly becoming a larger portion of TLC's sales. As these retailers achieve greater market share from the traditional software retailers, TLC may experience higher marketing costs and increased competition for shelf space, which could impact future sales and operating margins.

     In addition, the increased competition for limited shelf space allows retailers and distributors to negotiate more favorable terms of sale, including price discounts and product return policies, as well as cooperative market development funds. Retailers often require software publishers to pay fees in exchange for preferred shelf space. The amounts paid to retailers by software publishers for preferred shelf space are customarily determined by arms-length negotiations on a case by case basis, and there is no general formula or industry standard for determining such fees. Retailers may not continue to purchase TLC's products, provide TLC's products with adequate levels and quality of shelf space or continue to participate with TLC in cooperative advertising, promotional or market development arrangements. In addition, TLC continuously introduces new promotional programs, including coupon rebates and other various programs through print and television media. These programs may increase TLC's cost of marketing and reduce future operating margins.

     As technology changes, the type and number of distribution channels will further change and new types of competitors, such as cable or telephone companies, are likely to emerge. TLC may not be able to compete successfully in these distribution channels. In addition, other methods of product distribution may become important in the future, including delivery of software using online services or the Internet. These new methods will necessitate certain changes in TLC's business and operations, including operational challenges such as improving download time for pictures, images and programs, ensuring proper regulation of content quality and developing sophisticated security for transmitting payments. If online distribution channels increase, TLC will be required to modify its existing technology platforms to ensure that its products are compatible and remain competitive. TLC's success will depend on its ability to maintain access to those channels of distribution offering software in its market segments.


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     EXPANSION THROUGH ACQUISITIONS, BUSINESS COMBINATIONS AND STRATEGIC
ALLIANCES

     TLC believes that its customers will in the future demand that TLC offer increasing numbers of titles throughout the range of product categories. TLC believes that in many cases the most efficient means to acquire additional titles or the ability to develop or license additional titles is through acquisitions, business combinations or strategic alliances with consumer software companies and others. TLC continuously evaluates and considers other businesses of varying sizes as potential strategic partners and candidates for acquisition (whether negotiated or non-negotiated) and continuously engages in discussions with certain businesses in pursuit of possible transactions. Certain of these businesses may be substantial in size as compared to TLC. TLC may not be successful in making additional acquisitions. Even if additional acquisitions are successfully completed, TLC may not achieve its goals with respect to a particular transaction.

     The Company may experience longer product development cycles and greater risk that consumers may not accept a product if the Company seeks to further expand its entertainment and educational product offerings. In addition, companies that develop entertainment software (for PC, Sega, Nintendo and 3DO platforms) typically experience lower gross margins than TLC has experienced from its current operations. Further, if the Company uses purchase accounting for future acquisitions or business combination transactions, this accounting treatment may result in large, one-time expense charges for in-process research and development costs and short amortization periods for technology and other intangible assets acquired in the transaction.

     The consumer software industry as a whole is experiencing consolidation. Competition for suitable acquisitions, business combinations and strategic alliances and the cost of these transactions have recently been increasing. The Company may experience difficulty in identifying desirable acquisition candidates because the availability of these candidates in the computer software industry is uncertain. In addition, assuming that TLC is able to identify appropriate transaction prospects, the execution and implementation of acquisitions, business combinations and strategic alliances involves a significant time commitment from senior management and can result in large restructuring costs. TLC may not be successful in completing transactions or integrating successfully into TLC's operations the assets, businesses or relationships acquired in these transactions.

     LEVERAGE

     As of October 3, 1998, TLC had outstanding long-term debt of approximately $190,955,000 comprised of 5 1/2% Senior Convertible Notes due 2000 (the "Notes"). The Notes are convertible into TLC Common Stock at a price of $53 per share. If the holders of the Notes do not convert the Notes held by them into TLC Common Stock, TLC's


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operating cash flow may not be sufficient to pay the interest on the Notes. In addition, TLC may not be able to repay the Notes at maturity or in accordance with their respective terms or to refinance the Notes on favorable terms or at all.

     MANAGEMENT OF GROWTH; INTEGRATION OF ACQUIRED BUSINESSES; KEY EMPLOYEES

     TLC is currently experiencing a period of rapid growth that is placing and will likely continue in the future to place a strain on TLC's financial, management and other resources. For example, in 1998, TLC acquired Mindscape, Inc., PF. Magic, Inc., Sofsource, Inc., Broderbund Software, Inc. and Palladium Interactive, Inc. TLC's ability to continue to manage its growth effectively will require it to continue to improve its operational, financial and management information systems and to continue to attract, train, motivate, manage and retain key employees. If TLC's management becomes unable to manage growth effectively, TLC's business, operating results and financial condition could be adversely affected.

     Additionally, as a result of such acquisitions, TLC faces challenges relating to integration of operations such as coordinating geographically separate organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. The process of combining organizations may cause an interruption of, or a loss of momentum in, the activities of TLC's business, which could have an adverse effect on the revenues and operating results of TLC.

     TLC's ability to continue to manage growth, develop competitive new products and respond to rapid technological change depends on an ability to attract, motivate, manage and retain talented developers, product marketers and other employees with valuable technological and marketing expertise. TLC's educational software products require a large internal development and marketing staff. If TLC is unable to attract, motivate, manage and retain these employees, TLC's results of operations will likely be adversely affected.

     NEW PRODUCTS AND RAPID TECHNOLOGICAL CHANGE

     The consumer software industry is undergoing substantial change and is subject to a high level of uncertainty. TLC, like other software companies, must continue to create or acquire innovative new products reflecting technological changes in hardware and software and update current products into newly accepted hardware and software formats, in order to gain and maintain a viable market for its products. PC hardware, in particular, is steadily advancing in power and function, which has expanded the market for increasingly complex and flexible software products. This has also resulted in longer periods necessary for research and development of new products and a greater degree of unpredictability in the time necessary to develop products. Furthermore, the rapid changes in the market and the increasing number of new products available to consumers have increased the risk that consumers may not accept any specific title that TLC



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may publish. It is expected that this trend will continue and may become more pronounced in the future.

     TLC's rights to license many of its software products are non-exclusive and, generally, of limited duration, and TLC may not be able to continue to obtain new products from developers or to maintain or expand its market share in the event that a competitor offers the same or similar software products. If TLC is unable to develop or acquire new products in a timely manner as revenues decrease from products reaching the end of their natural life cycle, TLC's results of operations will be adversely affected.

     Certain of TLC's products, including The American Girls Premiere, Myst, National Geographic and the Sesame Street line of products, contain content licensed from third parties. These licenses are of limited duration and may contain restrictions on TLC's ability to develop future products without the consent of the applicable licensor. If TLC is not able to develop future products under these agreements or enter into alternative arrangements with the same or additional licensors, TLC's operating results could be adversely affected.

     RISK OF INTERNATIONAL OPERATIONS

     TLC derived approximately 15% of its revenues in the nine months ended October 3, 1998, from sales occurring outside North America. These revenues are subject to the risks normally associated with international operations, including:


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     -    currency conversion risks,
     -    limitations (including taxes) on the repatriation of earnings,
     -    slower and more difficult accounts receivable collection,
     -    greater difficulty and expense in administering business abroad,
     -    complications in complying with foreign laws, and
     - the necessity of obtaining export licenses (which on occasion may be delayed or difficult to obtain).

     The laws of foreign jurisdictions may not protect TLC's proprietary rights to the same extent as the laws of the United States. Software piracy has been, and can be expected to be, a persistent problem for participants in the "shrink-wrap" software industry, including TLC. These problems are particularly acute in certain international markets such as South America, the Middle East, the Pacific Rim and the Far East.

     PROTECTION OF PROPRIETARY RIGHTS; RISK OF INFRINGEMENT CLAIMS

     TLC relies on a combination of trade secret, copyright, trademark and other proprietary rights laws and license agreements to protect its rights to its software products and related documentation. TLC does not have any patents. United States copyright law, international conventions and international treaties, however, may not provide meaningful protection against unauthorized copying of TLC's software because of the difficulties in policing and enforcement of proprietary rights laws. TLC generally licenses its externally developed products rather than transferring title and has relied on license and other agreements to establish ownership rights and to maintain confidentiality. Consistent with standard industry practice, TLC's products generally are licensed pursuant to "shrink-wrap" licenses that are not signed by the licensee. The enforceability of these licenses has not been conclusively determined. TLC's products do not contain any mechanisms to prevent or inhibit unauthorized copying.

     TLC has registered numerous trademarks in the United States and Canada, and a smaller number in other countries, for titles or components of its products and has trademark registrations pending in the United States and other countries for various new products.

     TLC periodically receives communications alleging or suggesting that its products may incorporate material covered by the copyrights, trademarks or other proprietary rights of third parties. With the increased use of music and animation in CD-ROM products and the increased number of software products on the market generally, TLC is likely to experience an increase in the number of infringement claims asserted against it in the future. With respect to licensed products, TLC generally obtains indemnification from the licensors of these products. TLC's policy is to investigate the factual basis of these communications and to resolve these matters promptly by enforcing its rights, negotiating licenses (if necessary) or taking other appropriate actions.


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     In certain circumstances, litigation may be necessary to enforce TLC's proprietary rights, to protect copyrights, trademarks and trade secrets and other intellectual property rights owned by TLC or its licensors, to defend TLC against claims that its products infringe on the rights of others and to determine the scope and validity of the proprietary rights of TLC and others. Litigation with respect to proprietary rights may result in substantial costs and diversion of management's attention, which could have an adverse effect on TLC's business, operating results or financial condition. Adverse determinations in litigation relating to any of TLC's products could result in the loss of TLC's proprietary rights, subject TLC to liabilities, require TLC to seek licenses from third parties or prevent TLC from selling that product.

     DEPENDENCE ON MAJOR SUPPLIER

     In 1998, the production, assembly and distribution of TLC's North American line of products was performed by two units of Bertelsmann AG (collectively, "BMG") (with the exception of school channel products, certain OEM products and certain other products). TLC believes that BMG's existing production capacity is sufficient to handle anticipated increases in volume and titles into the foreseeable future; however, any termination or modification of the relationship with BMG could result in a short-term business interruption for TLC.

     YEAR 2000 COMPLIANCE

     Many existing computer systems use only the last two digits to identify a year. Consequently, as the year 2000 approaches, many systems do not yet recognize the difference in a year that begins with "20" instead of "19". Unless corrected, this, as well as other date-related processing issues, may result in systems failures or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. The Year 2000 issue also may affect TLC's products.

     TLC has appointed a Year 2000 project team to develop and implement a comprehensive four-phase Year 2000 readiness plan for its worldwide operations relating to the following three areas: (1) TLC's internal systems (including information technology such as financial and order entry systems and non-information technology systems such as facilities); (2) third party customers, vendors and others with whom TLC does business and (3) TLC's products. The project team includes members of senior management and prepares progress reports to the TLC Board on a regular basis. Phase One (inventory) consists of identifying all of TLC's systems, relationships and products that may be impacted by Year 2000. Phase Two (assessment) involves determining TLC's current state of Year 2000 readiness for those areas identified in the inventory phase and prioritizing the areas that need to be fixed. Phase Three (remediation) will consist of developing a plan for those areas identified as needing correction in the assessment phase. Phase Four (implementation) will consist of executing the action plan


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and completing the steps identified to attain Year 2000 readiness. TLC is currently in the inventory phase of the plan for both its internal systems and its third party relationships, although, for certain known critical internal systems, TLC has completed the assessment and remediation phases. For TLC's products, it is either in the inventory or assessment phase of the plan. TLC has not yet determined a date by which it expects to complete implementation for all of the targeted areas, but it intends to complete the implementation well in advance of January 1, 2000. For additional information concerning TLC's Year 2000 compliance plan, please see "Future Operating Results - Year 2000 Compliance" in TLC's Quarterly Report on Form 10-Q for the Quarter Ended October 3, 1998.

     HISTORY OF OPERATING LOSSES

     A variety of factors may cause period-to-period fluctuations in TLC's operating results, including:

     - integration of operations resulting from acquisitions of companies, products or technologies;
     - revenues and expenses relating to the introduction of new products or new versions of existing products;
     -    changes in selling prices;
     - customer delays in purchases in anticipation of upgrades to existing products;
     -    currency fluctuations;
     -    dealer and distributor order patterns;
     -    general economic trends; and
     -    a slowdown of PC sales and seasonality of customer buying patterns.

     Historical operating results of TLC and its predecessors cannot be relied upon as indicative of the future performance of TLC. On an historical basis, the net losses of TLC were as follows:

     Fiscal Year           Net Losses
     -----------           ----------
                           (In millions)

         1995 $35.1 (after amortization, merger and other charges of $103.2 million)
         1996 $376.4 (after amortization, merger and other charges of $503.5 million)
         1997 $494.9 (after amortization, merger and other charges of $543.9 million)
         1998 $199.9 (after amortization, merger and other charges of $282.8 million



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TLC may not be profitable in the future.

     CAPITAL RESOURCES

     The expansion of TLC's current business involves significant financial risk and capital investment. TLC may not be able to obtain financing in the future to meet its needs.

     DEPENDENCE ON CONTINUED PERSONAL COMPUTER SALES

     The success of TLC is dependent upon the continuing use of personal computers ("PCs"), and especially multimedia PCs, in the consumer and school market. A general decrease in unit sales of PCs or shift to an alternative means of delivery could adversely affect TLC's future results of operations.

     VOLATILITY OF STOCK PRICE

     TLC Common Stock is quoted on the New York Stock Exchange. The market price of TLC Common Stock, like that for the shares of many other high technology companies, has been and may continue to be volatile. Recently, the stock market in general and the shares of PC software companies in particular have experienced significant price fluctuations. These broad market fluctuations, as well as general economic and political conditions and factors such as quarterly fluctuations in results of operations, the announcement of technological innovations, the introduction of new products by TLC or its competitors and general conditions in the computer hardware and software industries may have a significant impact on the market price of TLC Common Stock.




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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 1999              THE LEARNING COMPANY, INC.
                                           (Registrant)



                                    By: /s/ Neal S. Winneg
                                        ----------------------------------------
                                        Neal S. Winneg
                                        Sr. Vice President and General Counsel




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